CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-8 of NeWave, Inc. (formerly, Utah Clay Technology, Inc.) of our report dated April 8, 2003 on our audits of the financial statements of NeWave, Inc. (formerly, Utah Clay Technology, Inc.) as of December 31, 2002 and 2001, and the results of its operations and cash flows for the two years then ended.



/S/  Kabani  &  Company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Fountain  Valley,  California

February  12,  2004